Exhibit 99.1
For Immediate Release
CHRISTINE DAY JOINS LULULEMON ATHLETICA AS EXECUTIVE VICE PRESIDENT OF RETAIL OPERATIONS
Appointment of 20-Year Starbucks Veteran to lululemon’s Senior Leadership Team
January 4, 2007 — Vancouver, Canada — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced that Christine Day has been appointed to its Senior Leadership Team as Executive Vice President, Retail Operations. In this newly created role, Ms. Day will oversee all of lululemon’s retail operations in North America and on an international basis, as well as the Company’s Community Relations, Real Estate Development, the Guest Education Center and Wholesale businesses.
Ms. Day brings more than 20 years of consumer and retail industry experience to lululemon from Starbucks, where she held several senior management positions since joining the company in 1986. Ms. Day most recently served as President of the Asia Pacific Group of Starbucks Coffee International from July 2004 to February 2007. From July 2003 to October 2003, she served as Co-President for Starbucks Coffee International. From 1987 to 2003, Ms. Day served in various capacities for Starbucks Coffee Company, including Senior Vice President, North American Finance and Administration; and Vice President of Sales and Operations for Business Alliances.
Ms. Day has a BA from Central Washington University and is a graduate of Harvard Business School’s Advanced Management Program. Christine is currently a director of Select Comfort Corporation, a provider of adjustable-firmness beds and other sleep-related accessory products and Nu Skin Enterprises, Inc. a direct seller of personal skin care and nutritional products.
“We continue to develop lululemon’s Senior Leadership Team,” said Robert Meers, CEO of lululemon athletica, “Christine’s extensive experience overseeing the retail operations of a rapidly expanding and international company like Starbucks will be a tremendous asset to us as lululemon grows.”
To support the continued growth of the Company and in connection with the hiring of Ms. Day, lululemon Chief Operating Officer, Mike Tattersfield, has been named Executive Vice President, Retail Logistics and Sourcing.
Mr. Meers continued, “Mike Tattersfield has been instrumental in leading our growth through fiscal year 2007, with lululemon successfully opening 27 new stores throughout North America, sourcing and hiring many of our senior management team, and formalizing the ‘lululemon experience’”. “This new role will permit Mike to focus on the critical areas of supply chain and production as the Company expands, overseeing the Production, Merchandise Management, Planning & Allocation, Logistics, and Factory Compliance and Social Responsibility teams.”
About lululemon athletica inc.
lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; the possibility that we may not be able to locate suitable locations to open new stores or attract customers to our stores; the possibility that we may not be able to successfully expand in the United States and other new markets; the possibility that we may not be able to finance our growth and maintain sufficient levels of cash flow; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; the possibility that we may not be able to effectively market and maintain a positive brand image; the possibility that we may not be able to maintain recent levels of comparable store sales or average sales per square foot; the possibility that we may not be able to continually innovate and provide our consumers with improved products; and the possibility that our suppliers or manufacturers may not produce or deliver our products in a timely or cost-effective manner; and other risk factors detailed in our filings with the Securities and Exchange Commission (“the SEC”), including Risk Factors contained in our final prospectus relating to our initial public offering included in our Registration Statement on Form S-1 (file no. 333-142477) filed with the SEC, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Company Contact:
John Currie
Chief Financial Officer
lululemon athletica inc.
604-732-6124

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